UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Digital Lifestyles Group, Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Digital Lifestyles Group, Inc.

1001 S. Capital of Texas Hwy.

Building I, Suite 200

Austin, TX 78746

[            ,     ], 2005

To Our Stockholders:

The enclosed Information Statement is provided on or about [            ,     ], 2005 to the stockholders of record as of 5:00 P.M., Eastern time, on February [    ], 2005 (the “Record Date”) of Digital Lifestyles Group, Inc., a Delaware corporation (the “Company”), by the board of directors of the Company (the “Board of Directors”) in connection with the authorization and approval of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation by written consent, and without a meeting, of the holders of a majority of the shares of Common Stock, par value $0.03 per share, of the Company (“Common Stock”) issued and outstanding as of the Record Date. The form of the Certificate of Amendment is attached to this Information Statement as Exhibit A.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On January 19, 2005, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Company, the Certificate of Amendment to effect a reverse stock split (the “Reverse Split”) of all of the outstanding and treasury shares of our Common Stock at a ratio of not less than one-for-three and not more than one-for-twenty and granting to the Board of Directors the discretion to determine which ratio to apply when filing the Certificate of Amendment with the Secretary of State of Delaware effecting the Reverse Split or, at the discretion of the Board of Directors, to abandon the Reverse Split altogether. On February [    ], 2005, the holders of [            ] shares (or approximately [    ]%) of the [            ] issued and outstanding shares of Common Stock entitled to vote on, authorize, or consent to the Certificate of Amendment as of the Record Date authorized, approved, and adopted the Certificate of Amendment and granted the Board of Directors the discretion to determine which ratio to apply when effecting the Reverse Split by written consent of the stockholders of the Company pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), or to abandon the Reverse Split. The Reverse Split, if effected, will reduce the number of outstanding and treasury shares of Common Stock by an approximate amount ranging between 66.7% and 95.0%, depending upon the ratio at which our Board of Directors determines to implement the Reverse Split. Further, each option to purchase a certain number of shares of our Common Stock under our 2004 Employee Stock Incentive Plan will be reduced proportionately.

Because we have received written consents approving the Certificate of Amendment from holders of a majority of the shares of Common Stock as of the Record Date, the stockholder voting and approval requirements under the DGCL and the Company’s existing Restated Certificate of Incorporation and bylaws with respect to the Certificate of Amendment have been satisfied, and we will not seek the consent of any other stockholder of the Company to the adoption of the Certificate of Amendment. However, under federal law, the Company may not take corporate action to effect the Certificate of Amendment until at least twenty calendar days after the enclosed Information Statement has been sent or given to the stockholders of the Company as of the Record Date who have not consented to the adoption of the Certificate of Amendment. We expect to send or give the enclosed Information Statement to such stockholders of the Company on or about [            ,     ], 2005 and expect to take corporate action to effect the Certificate of Amendment on or about February [    ], 2005.

THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS OF THE COMPANY AND NO MEETING OF THE STOCKHOLDERS OF THE COMPANY SHALL BE HELD IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT. THE COMPANY DOES NOT INTEND TO SOLICIT ANY PROXIES OR CONSENTS FROM ANY STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT. THE COMPANY IS NOT REQUESTING ANY ACTION ON THE PART OF ANY STOCKHOLDERS OF THE COMPANY.

The enclosed Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and to serve as written notice to the stockholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL. Please read the enclosed Information Statement carefully.

By Order of the Board of Directors,

/s/ Kent A. Savage
Kent A. Savage, Chief Executive Officer

Digital Lifestyles Group, Inc.

1001 S. Capital of Texas Hwy.

Building I, Suite 200

Austin, TX 78746

INFORMATION STATEMENT

[                ,     ], 2005

This Information Statement is provided on or about [                ,     ], 2005 to the stockholders of record as of 5:00 P.M., Eastern time, on February [    ], 2005 (the “Record Date”) of Digital Lifestyles Group, Inc., a Delaware corporation (the “Company”), by the board of directors of the Company (the “Board of Directors”) in connection with the authorization and approval of a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation by written consent, and without a meeting, of the holders of a majority of the shares of Common Stock, par value $0.03 per share, of the Company (“Common Stock”) issued and outstanding as of the Record Date. The form of the Certificate of Amendment is attached to this Information Statement as Exhibit A. As used in this Information Statement, unless the context requires otherwise, the terms “we,” “us,” “our,” “Company,” and “Digital Lifestyles” refer to the consolidated operations of Digital Lifestyles Group, Inc. and its majority-owned limited partnerships and subsidiaries.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On January 19, 2005, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Company, the Certificate of Amendment to effect a reverse stock split (the “Reverse Split”) of all of the outstanding and treasury shares of our Common Stock at a ratio of not less than one-for-three and not more than one-for-twenty and granting to the Board of Directors the discretion to determine which ratio to apply when filing the Certificate of Amendment with the Secretary of State of Delaware effecting the Reverse Split or, at the discretion of the Board of Directors, to abandon the Reverse Split altogether. On February [    ], 2005, the holders of [                ] shares (or approximately [    ]%) of the [                ] issued and outstanding shares of Common Stock entitled to vote on, authorize, or consent to the Certificate of Amendment as of the Record Date authorized, approved, and adopted the Certificate of Amendment and granted the Board of Directors the discretion to determine which ratio to apply when effecting the Reverse Split by written consent of the stockholders of the Company pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), or abandon the Reverse Split. The Reverse Split, if effected, will reduce the number of outstanding and treasury shares of Common Stock by an approximate amount ranging between 66.7% and 95.0%, depending upon the ratio at which our Board of Directors determines to implement the Reverse Split. Further, each option to purchase a certain number of shares of our Common Stock under our 2004 Employee Stock Incentive Plan will be reduced proportionately.

Because we have received written consents approving the Certificate of Amendment from holders of a majority of the shares of Common Stock as of the Record Date, the stockholder voting and approval requirements under the DGCL and the Company’s existing Restated Certificate of Incorporation and bylaws with respect to the Certificate of Amendment have been satisfied, and we will not seek the consent of any other stockholder of the Company to the adoption of the Certificate of Amendment. However, under federal law, the Company may not take corporate action to effect the Certificate of Amendment until at least twenty calendar days after the enclosed Information Statement has been sent or given to the stockholders of the Company as of the Record Date who have not consented to the adoption of the Certificate of Amendment. We expect to send or give the enclosed Information Statement to such stockholders of the Company on or about [                ,     ], 2005 and expect to take corporate action

to effect the Certificate of Amendment on or about February [    ], 2005. For purposes of this Information Statement, the term “Effective Time” shall mean 5:00 P.M., Eastern time, on the date that the Certificate of Amendment is filed with the Secretary of State of Delaware.

THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS OF THE COMPANY AND NO MEETING OF THE STOCKHOLDERS OF THE COMPANY SHALL BE HELD IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT. THE COMPANY DOES NOT INTEND TO SOLICIT ANY PROXIES OR CONSENTS FROM ANY STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH THE CERTIFICATE OF AMENDMENT. THE COMPANY IS NOT REQUESTING ANY ACTION ON THE PART OF ANY STOCKHOLDERS OF THE COMPANY.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material. This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and to serve as written notice to the stockholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL. Please read this Information Statement carefully.

STOCKHOLDER VOTE

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. On January [    ], 2005, the holders of [                ] shares (or approximately [    ]%) of the [                ] issued and outstanding shares of Common Stock entitled to vote on, authorize, or consent to the Certificate of Amendment as of the Record Date authorized, approved, and adopted the Certificate of Amendment by written consent of the stockholders of the Company. Because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the Certificate of Amendment by written consent, no other stockholder consents will be solicited in connection with this Information Statement.

CERTIFICATE OF AMENDMENT

On January 19, 2005, our Board of Directors approved, subject to the approval of the stockholders of the Company, and on February     , 2005, holders of a majority of our issued and outstanding voting securities adopted, the Certificate of Amendment to effect the Reverse Split of our shares of Common Stock at a ratio of not less than one-for-three and not more than one-for-twenty and granted the Board of Directors the discretion to determine which ratio to apply when filing the Certificate of Amendment with the Secretary of State of Delaware effecting the Reverse Split, or at the discretion of the Board of Directors, to abandon the Reverse Split altogether. The Reverse Split will reduce the number of outstanding and treasury shares of our Common Stock by the ratio of not less than one-for-three and not more than one-for-twenty, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of Common Stock.

Pursuant to the Reverse Split, each selected number of the outstanding shares of our Common Stock to be reduced on the date of the Reverse Split will be automatically converted into one share of our Common Stock. The Reverse Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. If implemented, the number of shares of our Common Stock that is owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain the same.

Reasons for the Reverse Split

Our Common Stock is currently quoted on the Over-the-Counter Bulletin Board. In April 2001, our Common Stock was de-listed from trading on the Nasdaq SmallCap Market. The over-the-counter market is viewed by most investors as a less desirable, and less liquid, marketplace. Investors may find it more difficult to purchase, dispose of and obtain accurate quotations as to the value of our Common Stock than would be the case if our Common Stock was traded on another market.

Our Board of Directors has determined that it is in the best interests of our stockholders for the Common Stock to be traded on an exchange, such as the American Stock Exchange, or quoted in the Nasdaq SmallCap Market or the Nasdaq National Market System. Among other requirements, to be eligible for trading or quotation, as applicable, the American Stock Exchange requires a minimum trading price of $3.00 per share, the Nasdaq SmallCap Market requires a minimum trading price of $4.00 per share and the Nasdaq National Market System requires a minimum trading price of $4.00 per share.

The Board of Directors believes the Reverse Split is desirable because reducing the number of shares of our Common Stock issued and outstanding should raise the trading price of our Common Stock, which will aid the Company in its attempts to have the Common Stock traded on the American Stock Exchange or quoted on the Nasdaq SmallCap Market or Nasdaq National Market System. Our Board of Directors also believes that the higher share price that should initially result from the Reverse Split could help generate interest in us among investors and thereby assist us in raising future capital to fund our operations. In fact, one potential investor has indicated that the Reverse Split, resulting in a share price of at least $4.00 per share, would be a condition to an investment by that investor in our stock.

In addition, because the trading price of our Common Stock is less than $5.00 per share, trading in our Common Stock is subject to the requirements of Rule 15g-9 of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Common Stock is also considered a penny stock under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which defines a penny stock, generally, as any equity security not traded on an exchange or quoted on the Nasdaq SmallCap Market that has a market price of less than $5.00 per share. Under Rule 15g-9, brokers who recommend our Common Stock to persons who are not established customers and accredited investors, as defined in the Exchange Act, must satisfy special sales practice requirements, including requirements that they:

•	make an individualized written suitability determination for the purchaser; and

•	receive the purchaser’s written consent prior to the transaction.

The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosures in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with that market. Such requirements limit the market liquidity of our Common Stock and the ability our stockholders sell their securities in the secondary market. Our Board of Directors believes that, although the Reverse Split may not initially result in the Common Stock trading at a level of more than $5.00 per share, the Reverse Split will significantly boost the trading price of the Common Stock and expedite our efforts to have the Common Stock no longer be considered a penny stock.

The effect of the Reverse Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per share of our Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split. The market price of our Common Stock will also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

If the Reverse Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

Effects of the Reverse Split

Pursuant to the Reverse Split, each holder of our Common Stock, par value $0.03 per share (“Old Common Stock”), outstanding immediately prior to the effectiveness of the Reverse Split will become the holder of fewer shares of Common Stock, par value $0.03 per share (“New Common Stock”), after consummation of the Reverse Split.

Although the Reverse Split will not, by itself, impact our assets or prospects, the Reverse Split could result in a decrease in the aggregate market value of our Common Stock. The Board of Directors believes that this risk is outweighed by the benefits of the Reverse Split.

If effected, the Reverse Split will result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Based on approximately [37,647,233] shares of our Common Stock outstanding as of the Record Date, the following table reflects the approximate number of shares of our Common Stock that would be outstanding as a result of the Reverse Split at each of the ratios proposed to be approved by the Board of Directors.

Proposed Ratio	Percentage Reduction in Outstanding Common Stock	Approximate Number of Shares of Common Stock Outstanding after the Reverse Split
One for Three	66.7%	[12,549,078]
One for Four	75.0%	[9,411,808]
One for Five	80.0%	[7,529,447]
One for Six	83.3%	[6,279,538]
One for Seven	85.7%	[5,378,176]
One for Eight	87.5%	[4,705,904]
One for Nine	88.9%	[4,183,026]
One for Ten	90.0%	[3,764,723]
One for Eleven	90.9%	[3,422,475]
One for Twelve	91.7%	[3,137,269]
One for Thirteen	92.3%	[2,895,941]
One for Fourteen	92.9%	[2,689,088]
One for Fifteen	93.3%	[2,509,816]
One for Sixteen	93.8%	[2,352,952]
One for Seventeen	94.1%	[2,214,543]
One for Eighteen	94.4%	[2,091,513]
One for Nineteen	94.7%	[1,981,433]
One for Twenty	95.0%	[1,882,362]

The number of shares owned by each holder of Common Stock will be reduced by approximately the same percentage as the Percentage Reduction in Outstanding Common Stock in the previous table.

If the Reverse Split is effected, all outstanding options and warrants entitling their holders to purchase shares of our Common Stock will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding Common Stock. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the Reverse Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assume that an optionee holds options to purchase 1,000 shares of our Common Stock at an exercise price of $1.00 per share, and the Board of Directors has determined in its discretion to set the ratio for the Reverse Split at one-for-ten. Upon the effectiveness of the one-for-ten Reverse Split, the number of shares of our Common Stock subject to that option would be reduced to 100 and the exercise price would be proportionately increased to $10.00 per share. The Reverse Split will affect all stockholders equally and will not affect any stockholder’s proportionate equity interest in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share, which we will settle in cash. None of the rights currently accruing to holders of our Common Stock, options or warrants to purchase Common Stock will be affected by the Reverse Split. Following the Reverse Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock.

The Reverse Split will not affect the par value of our Common Stock. As a result, at the Effective Time of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced by an approximate amount equal to 66.7% to 95.0% of its present amount dependent upon the ratio selected by the Board of Directors for the Reverse Split and the additional paid-in-capital account will be credited with the amount by which the stated capital is reduced. We anticipate that the per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

We are currently authorized to issue a maximum of 100,000,000 shares of our Common Stock. As of the Record Date, there were approximately [37,647,233] shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Split, the number of shares of our Common Stock issued and outstanding will be reduced by approximately 66.7% to 95.0% of its present amount dependent upon the ratio selected by the Board of Directors for the Reverse Split. Thus, the Reverse Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by a range of approximately [25,098,155] to [35,764,871]. Following the Reverse Split, the Board of Directors will have the authority, subject to applicable securities laws, to issue such authorized and unissued shares without further stockholder approval, upon such terms and conditions the Board of Directors deems appropriate. Although the Board of Directors has no intention of doing so, our Common Stock could be issued in such a manner, and pursuant to such terms and conditions, that would make a change of control of the Company or removal of our management more difficult. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Split is approved and effected.

Shares of Common Stock Issued and Outstanding

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our Common Stock prior and subsequent to the Reverse Split will remain the same. After the effectiveness of the Reverse Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Split.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding, and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Split. The authorized shares that are unissued and available for future issuance could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

Holders of our Common Stock have no preemptive or other subscription rights.

Effectiveness of the Reverse Split

The Effective Time of the Reverse Split will be 5:00, p.m., Delaware time, on the date that the Certificate of Amendment is filed with the Secretary of State of the State of Delaware. We expect that such filing will take place on February [    ], 2005. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board of Directors. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Split if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders.

Exchange of Certificates and Fractional Shares

After the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of New Common Stock resulting from the Reverse Split. As soon as practicable after the Effective Date, we will notify our stockholders that the Reverse Split has been effected. We expect that our transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of shares of Old Common Stock will be asked to surrender to the exchange agent certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock in accordance with the procedures to be set forth in a letter of transmittal we will send to the stockholders. Stockholders should not submit any certificate until requested to do so. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any shares of Old Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for shares of New Common Stock.

If any new certificate is to be issued in a name other than that in which the certificates representing shares of Old Common Stock surrendered for exchange are issued, the certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable.

We will not issue fractional shares in connection with the Reverse Split. The Company shall issue to each stockholder of the Company otherwise entitled to receive a fractional share of New Common Stock, in lieu of a fractional share of New Common Stock, cash in an amount equal to the product obtained by multiplying (a) the number of shares of Old Common Stock represented by the fraction by (b) the last bid price for the Old Common Stock on the Over-the-Counter Bulletin Board prior to the Effective Time. If more than one certificate representing shares of Old Common Stock shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which new certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the certificates representing shares of Old Common Stock so surrendered. In the event that the transfer agent determines that a holder of certificates representing shares of Old Common Stock has not tendered all his or her certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Common Stock.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge our stockholders to consult their own tax advisors to determine the particular consequences to them.

Because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, and because cash is being issued in lieu of fractional shares to avoid the trouble, expense and inconvenience of issuing fractional shares, the Reverse Split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes (except to the extent of the cash received in lieu of fractional shares). The holding period for each share of New Common Stock received by a stockholder will include the stockholder’s holding period for its shares of Old Common Stock with respect to which the shares of New Common Stock are issued, provided that the shares of Old Common Stock were held as capital assets. The adjusted tax basis of each share of New Common Stock received by a stockholder (including the fractional share for which cash is received) will be the same as the adjusted tax basis of the shares of Old Common Stock with respect to which the share of New Common Stock is issued. A stockholder who receives cash in lieu of a fractional share of New Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of Old Common Stock allocated to the fractional share. If the shares of Old Common Stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of January [    ], 2005 concerning beneficial ownership of Common Stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding Common Stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective stockholders, directors and executive officers and, unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Pursuant to the rules of the Securities and Exchange Commission, certain shares of our Common Stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof pursuant to the exercise of options or warrants for the purchase of shares of Common Stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on [37,647,233] shares outstanding as of January [    ], 2005. The address for the officers and directors is our corporate office located at 1001 S. Capital of Texas Highway, Building I, Suite 200, Austin, Texas 78746.

	Shares Beneficially Owned
Name and Address	Number of Shares		Percent of Class
Kent A. Savage President, Chief Executive Officer and Chairman of the Board	3,605,532	(1)	9.0%

Troy Carter Director	434,104	(2)	1.1%

Marc B. Crossman Director	2,978,411	(3)	7.5%

Samuel J. Furrow, Jr. Director	2,978,411	(3)	7.5%

Suhail Rizvi Director	2,243,433	(4)	5.9%

Theodore B. Muftic Vice President and Chief Financial Officer	1,751,256	(5)	4.5%

J. William Wilson Vice President and General Counsel	204,736	(6)	*

J&M Interests, LLC 5804 E. Slauson Avenue Commerce, CA 90040	2,928,411	(7)	7.4%

Lan Plus, Inc. Employee Stock Ownership Plan 801 S. Sentous Street City of Industry, CA 91748	4,253,567	(8)	11.3%

John J. Gorman IV 5404 Mary Anna Austin, TX 78746	8,105,489	(9)	19.8%

Andy Teng 2522 Steeplechase Lane Diamond Bar, CA 91765	3,419,849	(10)	9.1%

Richard Shyu 1162 Paloma Drive Arcadia, CA 91007	1,922,589	(11)	5.1%

All directors and executive officers, as a group (7 persons)	11,202,604	(12)	25.3%

*	Less than 1%
(1)

Includes (i) 26,000 shares held directly by Mr. Savage, (ii) 2,088,192 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Savage’s personal account, (iii)

1,011,560 shares of common stock held by Savage Interests, L.P. (Mr. Savage is the general partner of Savage Interests), and (iv) 505,780 shares issuable upon the exercise of currently exercisable warrants held by Savage Interests.

(2)	Includes (i) 184,104 shares held directly by Mr. Carter, (ii) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Carter, and (iii) 200,000 shares issuable upon the exercise of currently exercisable warrants held by Mr. Carter.
(3)	Includes (i) 2,050,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests, LLC (Mr. Crossman and Mr. Furrow are the managing members of J&M Interests), (ii) 878,411 shares held directly by J&M Interests, and (iii) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by each of Mr. Crossman and Mr. Furrow.
(4)	Includes (i) 1,318,144 shares held directly by Rizvi-DC LLC (Mr. Rizvi serves as the managing member of Rizvi-DC), (ii) 433,526 shares held by R-2 Group Holdings, LLC (Mr. Rizvi serves as the managing member of R-2 Group Holdings), (iii) 441,763 shares issuable upon the exercise of currently exercisable warrants held by R-2 Group Holdings, and (iv) 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Rizvi.
(5)	Includes (i) 762,543 shares held directly by Mr. Muftic, (ii) 1,158,355 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Muftic, and (iii) 358,371 shares issuable upon the exercise of currently exercisable warrants held by Mr. Muftic.
(6)	Includes (i) 8,000 shares held directly by Mr. Wilson, and (ii) 196,735 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by Mr. Wilson.
(7)	Includes (i) 2,050,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests, and (ii) 878,411 shares held directly by J&M Interests. Mr. Crossman and Mr. Furrow, the managing members of J&M Interests, have the power to vote and dispose of such securities.
(8)	Alan Weissman, the trustee of the Lan Plus, Inc. Employee Stock Ownership Plan, has the power to vote and dispose of such securities.
(9)	Includes (i) 1,846,821 shares held directly by Mr. Gorman, (ii) 923,410 shares issuable upon the exercise of currently exercisable warrants held by Mr. Gorman, (iii) 2,890,172 shares held by two trusts benefiting Mr. Gorman’s children, for which Mr. Gorman’s spouse is the trustee, (iv) 1,445,086 shares issuable upon the exercise of currently exercisable warrants held by two trusts benefiting Mr. Gorman’s children (Mr. Gorman’s spouse is the trustee of the trusts) and (v) 1,000,000 shares issuable upon the exercise of currently exercisable warrants held by Westech Capital Corporation (Mr. Gorman is Chairman and Chief Executive Officer of Westech).
(10)	Includes (i) 208,000 shares held for Mr. Teng’s personal account, and (ii) up to 3,211,849 shares of unallocated common stock held by the Lan Plus, Inc. Employee Stock Ownership Plan on which Mr. Teng has the right to foreclose pursuant to a note issued by the plan to Mr. Teng. J&M Interests has the right to purchase two-thirds of any shares currently held by the plan on which Mr. Teng forecloses.
(11)	All shares are held for Mr. Shyu’s personal account.
(12)	Includes (i) 980,467 shares held directly by our executive officers and directors, (ii) 3,021,502 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by our executive officers and directors, (iii) 200,000 shares issuable upon the exercise of warrants held directly by Mr. Carter, (iv) 1,011,560 shares held directly by Savage Interests, L.P., an entity for which Mr. Savage is the general partner, (v) 505,780 shares issuable upon the exercise of warrants held by Savage Interests, (vi) 1,318,144 shares held directly by Rizvi-DC LLC, an entity for which Mr. Rizvi is the managing member, (vii) 433,526 shares held directly by R-2 Group Holdings LLC, an entity for which Mr. Rizvi is the managing member, (viii) 441,763 shares issuable upon the exercise of warrants held by R-2 Group Holdings, (ix) 878,411 shares held directly by J&M Interests, LLC, for which Mr. Crossman and Mr. Furrow are the managing members, (x) 2,050,000 shares issuable upon the exercise of warrants held by J&M Interests, and (xi) 361,271 shares issuable upon the exercise of warrants held by Mr. Muftic.

RIGHTS OF DISSENTING STOCKHOLDERS

The stockholders of the Company are not entitled to any rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon or contemplated by this Information Statement, including the Certificate of Amendment.

This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Certificate of Amendment pursuant to and in accordance with Rule 14c-2 of the Exchange Act and to serve as written notice to the stockholders of the Company of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL.

By Order of the Board of Directors of Directors,

Dated: February [ ], 2005	/s/ Kent A. Savage
Kent A. Savage
Chief Executive Officer

Exhibit A

[Form of the Certificate of Amendment]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DIGITAL LIFESTYLES GROUP, INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

Digital Lifestyles Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the resolutions be submitted to the Corporation’s stockholders for their approval. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, subject to stockholder approval, paragraph (a) of Article Four of the Company’s Certificate of Incorporation, as amended, shall be amended by the Certificate of Amendment to add the following paragraphs:

“Simultaneously with the close of business on the date that the amendment to the Corporation’s Certificate of Incorporation adding this paragraph is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [            ] shares of the Corporation’s Common Stock issued and outstanding or held in the Corporation’s treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one share of Common Stock, par value $0.03 per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below.

Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”, whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares of New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. The Corporation shall issue to

A-1

each stockholder of the Corporation otherwise entitled to receive a fractional share of New Common Stock, in lieu of a fractional share of New Common Stock, cash in an amount equal to the product obtained by multiplying (a) the number of shares of Old Common Stock represented by the fraction by (b) the last bid price for the Old Common Stock on the OTC Bulletin Board prior to the Effective Time. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation’s transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Common Stock. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.”

SECOND: That thereafter, pursuant to resolution of the Corporation’s Board of Directors, the written consent of the stockholders of the Corporation in lieu of a special meeting of stockholders was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware and the necessary number of shares as required by statute were voted in favor of the amendments pursuant to such written consents.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

[FIFTH: That this Certificate of Amendment of Certificate of Incorporation shall become effective as of 5:00, p.m., Delaware time, on the date of its filing with the Secretary of State of the State of Delaware.]

* * * * *

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed as of                  , 2005.

DIGITAL LIFESTYLES GROUP, INC.

Kent A. Savage, Chief Executive Officer

3